FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

)
)
In the Matter of	)
	)	SUPERVISORY
SONOMA VALLEY BANK	)	PROMPT CORRECTIVE
SONOMA, CALIFORNIA	)	ACTION DIRECTIVE
)
(INSURED STATE NONMEMBER BANK))		FDIC-10-275PCAS
)

WHEREAS, Sonoma Valley Bank, Sonoma, California (the "Bank") is an undercapitalized depository institution as that term is defined in Section 38(b)(1) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. §1831o(b)(1), and Section 325.103 of the Federal Deposit Insurance Corporation ("FDIC") Rules and Regulations, 12 C.F.R. §325.103;

WHEREAS, on February 1, 2010 the FDIC notified the Bank of its undercapitalized capital category as a result of the filing of the Bank's December 31, 2009 Consolidated Report of Condition and Income (Call Report), and required the Bank to submit an acceptable capital restoration plan compliant with section 38(e)(2) of the Act, 12 U.S.C. § 1831o(e)(2), and section 325.104 of the FDIC's Rules and Regulations, 12 C.F.R. § 325.104;

WHEREAS, the Bank submitted a capital restoration plan on March 17, 2010, which the FDIC determined was unacceptable pursuant to section 38(e)(2) of the Act, 12 U.S.C. § 1831 o(e)(2), and section 325.104 of the FDIC Rules and Regulations, 12 C.F.R. § 325.104;

WHEREAS by letter dated April 5, 2010, the FDIC notified the Bank that its Capital Restoration Plan was inadequate;

WHEREAS, the Bank's condition continues to deteriorate;

WHEREAS, the Bank's management has not demonstrated the ability to return the Bank to a safe and sound condition;

WHEREAS, the Bank's unacceptable capital plan and deteriorating condition and management's inability to return the Bank to a safe and sound condition require that prompt corrective action be taken immediately;

WHEREAS, the actions in this directive are necessary to carry out the purposes of Section 38 of the Act including Section 38(e)(5), 12 U.S.C. § 1831o(e)(5);

THEREFORE, the FDIC finds it necessary, in order to carry out the purposes of Section 38 of the Act, to issue this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE without providing notice as set forth in Section 308.201(a)(1) of the FDIC's Rules of Practice and Procedure, 12 C.F.R. §308.201(a)(1), and hereby issues this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE pursuant to Section 38 of the Act, 12 U.S.C. §1831o, and Section 308.201(a)(2) of the FDIC's Rules of Practice and Procedure, 12 C.F.R. §308.201(a)(2).

SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE

IT IS HEREBY DIRECTED, that within 30 days of the effective date of this Directive, the Bank shall take one or both of the following actions to recapitalize the Bank:

1.	The Bank shall sell enough voting shares or obligations of the Bank so that the Bank will be adequately capitalized after the sale; and/or

2.	The Bank shall accept an offer to be acquired by a depository institution holding company or to combine with another insured depository institution;

FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall restrict the interest rates that the Bank pays on deposits to comply with the interest rate restrictions in section 337.6 of the FDIC Rules and Regulations, 12 C.F.R. § 337.6;

FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall employ and retain qualified senior executive officers subject to approval by the FDIC;

FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall not accept, renew or rollover any brokered deposits as defined in section 337.6(a)(2) of the FDIC Rules and Regulations, 12 C.F.R. § 337.6(a)(2);

FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall comply with Section 23A of the Federal Reserve Act as if subsection (d)(l) of that section (exempting transactions with certain affiliated institutions) did not apply;

FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall make no capital distributions or dividend payments to its parent or any affiliate of the Bank or its parent, nor shall the Bank pay any bonuses to, or increase the compensation of, any director or officer of the Bank without prior written approval from the FDIC. The term "capital distribution" shall be defined as at Section 38(b)(2)(B) of the Act (12 U.S.C. § 1831o(b)(2)(B));

FURTHER DIRECTED, that during the period this Directive is in effect, the Bank shall not engage in branching and shall solicit the FDIC's prior written approval to relocate, sell or dispose of any existing branch;

FURTHER DIRECTED, that the provisions of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall not affect the obligations of the Bank pursuant to any other action issued against the Bank by the FDIC;

FURTHER DIRECTED, that this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall become effective immediately upon its receipt by the Bank.

Each provision of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE shall be binding upon the Bank, its directors, officers, employees, agents, successors, assigns, and other institution-affiliated parties of the Bank.

Each provision of this SUPERVISORY PROMPT CORRECTIVE ACTION

DIRECTIVE shall remain effective and enforceable until the Bank has been adequately capitalized on average for four (4) consecutive calendar quarters, except to the extent that any provision shall be modified, terminated, suspended, or set aside by the FDIC.

The Bank may file a written appeal of this SUPERVISORY PROMPT CORRECTIVE ACTION DIRECTIVE within fourteen (14) calendar days from the date of the issuance of this Directive as provided in section 308.201(a)(2) of the FDIC's Rules of Practice and Procedure, 12 C.F.R. §308.201(a)(2). The appeal shall be filed with Stan Ivie, Regional Director, Federal Deposit Insurance Corporation, San Francisco Regional Office, 25 Jessie Street at Ecker Square, Suite 2300, San Francisco, California 94105, with a copy to Joseph J. Sano, Regional Counsel, Federal Deposit Insurance Corporation, San Francisco Regional Office, 25 Jessie Street at Ecker Square, Suite 1400, San Francisco, California 94105.

Pursuant to delegated authority.

Dated this 13th day of April, 2010.

/s/David Promani for:
J. George Doerr
Deputy Regional Director
Division of Supervision and Consumer Protection